UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2024

LIMBACH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

797 Commonwealth Drive, Warrendale, Pennsylvania 15086
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	LMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 13, 2024, Limbach Facility Services LLC, Limbach Holdings LLC and other designated loan parties entered into a first amendment to the second amended and restated Wintrust credit agreement (the “First Amendment to the Second A&R Wintrust Credit Agreement”) with the lenders party thereto and Wheaton Bank & Trust Company, N.A., a subsidiary of Wintrust Financial Corporation (collectively, “Wintrust”), as administrative agent. The First Amendment to the Second A&R Wintrust Credit Agreement makes certain amendments to the Second A&R Wintrust Credit Agreement, including: (i) modifying the definition of “L/C Sublimit” to increase the sublimit for the issuance of letters of credit from $5.0 million to $10.0 million, (ii) removing the requirement to deliver a Borrowing Base Certificate if outstanding Revolving Loans and Letters of Credit (as such terms are defined in the Second A&R Wintrust Credit Agreement) do not exceed $30.0 million, and (iii) removing certain financial covenants that restrict the Company’s ability to make Unfinanced Capital Expenditures (as defined in the Second A&R Wintrust Credit Agreement).
The foregoing description of the First Amendment to the Second A&R Wintrust Credit Agreement is a summary only and is qualified in its entirety by reference to the First Amendment to the Second A&R Wintrust Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
On March 13, 2024, Limbach Holdings, Inc. (the “Company”) issued a press release dated the same date announcing its financial results for its year ended December 31, 2023. We have furnished a copy of this release as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.
The Company is furnishing presentation materials (the “Investor Presentation”) that management intends to use, possibly with modifications, in one or more meetings from time to time with current and potential investors. The Investor Presentation includes an update on the Company’s current operations and major projects, as well as information relating to the Company’s strategic plans, goals, growth initiatives and outlook, and forecasts for future performance and industry development.
The foregoing description of the Investor Presentation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Investor Presentation attached as Exhibit 99.2 to this Current Report on Form 8-K.
The information contained in the Investor Presentation is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements the Company may make by press release or otherwise from time to time. The Investor Presentation speaks as of the date of this report. While the Company may elect to update the Investor Presentation in the future to reflect events and circumstances occurring or existing after the date of this report, the Company specifically disclaims any obligation to do so.
By furnishing the portions of this Current Report on Form 8-K that are disclosed under this Item 7.01 and the Investor Presentation that is an exhibit hereto, the Company makes no admission as to the materiality of any information included under this Item 7.01, including without limitation the Investor Presentation. The Investor Presentation contains forward-looking statements. See Page 2 of the Investor Presentation for a discussion of certain forward-looking statements that are included therein and the risks and uncertainties related thereto.
The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
First Amendment to the Second Amended and Restated Credit Agreement, dated as of March 13, 2024, by and among Limbach Facility Services LLC, Limbach Holdings LLC, the other Loan Parties party thereto, the Lenders party thereto and Wheaton Bank & Trust Company, N.A., as Administrative Agent and L/C Issuer.

99.1	Earnings Press Release for the fourth quarter 2023 and year ended December 31, 2023
99.2	Investor Presentation
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

By:	/s/ Jayme L. Brooks
Name: Jayme L. Brooks
Title: Executive Vice President and Chief Financial Officer

Dated: March 13, 2024